UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/11/2010

DDi CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30241

Delaware	061576013
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1220 Simon Circle, Anaheim, CA 92806
(Address of principal executive offices, including zip code)

714-688-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2010, the Board of Directors of DDi Corp. (the "Company") approved the following changes in the compensation arrangements for the Company's executive officers. The Company increased the annual base salary for Mikel H. Williams, the Company's Chief Executive Officer to $450,000, and increased the annual base salary for Michael R. Mathews, the Company's Senior Vice President - Manufacturing Operations, to $300,000. The Company also made the following changes to the target bonus percentages under the Company's Senior Management Bonus Program: (a) Mr. Mathews' target bonus was increased to 50% of his base salary; and (b) the target bonus for the Company's Senior Vice President - Sales, Gerald P. Barnes was increased to 80% of his base salary. The incentive mix for both Messrs. Mathews and Barnes was set at 50% based on corporate Net EBITDA performance and 50% based on achievement of personal objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi CORP.

Date: March 17, 2010	By:	/s/ Kurt E. Scheuerman
Kurt E. Scheuerman
Vice President & General Counsel